EXHIBIT 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Robert A. Davies, III, Chairman and Chief Executive Officer of Church & Dwight Co., Inc., hereby certify that, based on my knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Robert A. Davies, III
Name:	Robert A. Davies, III
Title:	Chairman and Chief Executive Officer

Dated:	March 15, 2004